Exhibit 10.1

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

GREEN DRAGON WOOD PRODUCTS, INC.

CONVERTIBLE PROMISSORY NOTE

    Issuance Date: February 8, 2017

For value received, Green Dragon Wood Products, Inc., a Florida corporation (the “Company”), promises to pay to Kwok Leung Lee (the “Holder”), the principal sum of three hundred thousand ($300,000) (the “Principal Amount”). This convertible promissory note (this “Note”) is subject to the following terms and conditions.

1.	Definitions

For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

2.	Interest and Maturity

(a) No interest shall accrue on this Note.

(b) This note has a six (6) month term and shall be due and payable to the Holder on August 8, 2017 (the “Maturity Date”).

3.	Conversion

(a)	Conversion at Holder’s Election

The full Principal Amount shall, at the Holders election, be convertible at any time before the Maturity Date into a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock) equal to three percent (3%) of the number of shares of Common Stock of the Company issued and outstanding on the date of such conversion. Upon written notice of conversion from the Holder, the Company shall deliver a stock certificate representing the converted shares to the Holder within three business days of receipt of the conversion notice.

(b)	Mechanics and Effect of Conversion

No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will round up the number of shares owed to the Holder. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Holder, at the address of the Holder most recently furnished in writing to the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted, including, without limitation, the obligation to pay such portion of the principal amount.

4.	Events of Default.

a)        “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.       any default in the payment of the principal amount of this Note as and when the same shall become due and payable on the Maturity Date or by acceleration or otherwise, which default is not cured within five (5) Business Days;

ii.       the Company shall fail to observe or perform any other material covenant or agreement contained in the Note which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Business Days after notice of such failure sent by the Holder to the Company and (B) twenty (20) Business Days after the Company has become or should reasonably have become aware of such failure;

iii. any representation or warranty made in the Agreement and Plan of Merger entered into by and among the Company, Zeecol Limited (“Zeecol”), the shareholders of Zeecol and Zeecol Acquisition Limited dated February 2, 2017 pursuant thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company shall be subject to a Bankruptcy Event; or

v.       any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)        Remedies Upon Event of Default. If any Event of Default occurs prior to the Maturity Date, the outstanding principal amount of this Note, plus interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 4(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

5.	Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by the Company to the registered holder of this Note.

6.	Transfer; Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, except for a pledge of this Note to a bank or other financial institution that creates a mere security interest in this Note in connection with a bona fide loan transaction, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, and, thereupon, a new note for the same principal amount will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note.

7.	Governing Law

This Note shall be governed by and construed under the laws of the State of New York.

8.	Notices

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one Business Day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party given in the foregoing manner.

9.	Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of the Note.

10.	Waiver of Jury Trial

Each of the Company and Holder hereby waives its right to trial by jury in any claim (whether based upon contract, tort or otherwise) under, related to or arising in connection with this Note.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

GREEN DRAGON WOOD PRODUCTS, INC.

By:	/s/ Kwok Leung Lee
Name:	Kwok Leung Lee
Title:	CEO

AGREED TO AND ACCEPTED:

/s/ Kwok Leung Lee
Name:	Kwok Leung Lee